UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2018

ACTINIUM PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-52446	74-2963609
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

275 Madison Avenue, 7th Floor New York, NY	10016
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 677-3870

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 26, 2018, Actinium Pharmaceuticals, Inc. (“Actinium”) filed a Certificate of Amendment to its Certificate of Incorporation, as amended, with the Secretary of State of the State of Delaware to increase the number of authorized shares of Actinium’s common stock from 200,000,000 to 400,000,000 shares (the “Charter Amendment”).

As previously disclosed in Item 5.07 of the Current Report on Form 8-K filed with the Securities and Exchange Commission on December 21, 2017, the Charter Amendment was approved by Actinium’s stockholders at the 2017 annual meeting of stockholders held on December 20, 2017. The foregoing description of the Charter Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Charter Amendment, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated in this Item 5.03 by reference.

Item 8.01 Other Events.

On February 26, 2018, Actinium issued a press release (the “Press Release”) announcing an amendment to the pricing terms of its previously announced rights offering. Under the amended rights offering terms, Actinium would distribute non-transferable subscription rights to purchase 50,000,000 units at a subscription price per unit of $0.50, to its stockholders and certain participating warrant holders on the record date. The subscription rights will be exercisable for up to an aggregate of $25.0 million of units, subject to increase at the discretion of the Company, with aggregate participation to be allocated among holders on a pro rata basis if in excess of that threshold.

Each unit will consist of one share of common stock, 0.25 series A warrants and 0.75 series B warrants. The series A warrants will have a term of 12 months from the date of issuance and will have a reduced exercise price of $0.60, under the amended rights offering terms. The series B warrants will have a term of 30 months from the date of issuance and will have a reduced exercise price of $0.70, under the amended rights offering terms. The redemption price threshold for the series A warrants is $1.20 per share, and the redemption price threshold for the series B warrants is $2.10 per share. Under the amended rights offering terms, the redemption price thresholds for the Series A warrants and the Series B warrants were also reduced to $1.20 per share of common stock, for the series A warrants, and $2.10 per share of common stock, for the series B warrants.  Actinium may redeem the series A warrants and the series B warrants, as applicable, at a redemption price of $0.001 per warrant, if its common stock closes above such threshold prices for ten consecutive trading days.

Holders who fully exercise their basic subscription rights will be entitled, if available, to subscribe for an additional amount of units that are not purchased by other holders, on a pro rata basis and subject to the $25.0 million aggregate offering threshold and other ownership limitations. The subscription rights are non-transferrable and may only be exercised during the anticipated subscription period of Thursday, February 15, 2018 through 5:00 PM ET on Friday, March 2, 2018, unless extended.

A copy of the Press Release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The Form of Non-Transferable Subscription Rights Certificate (the “Rights Certificate”) and the form of Beneficial Owner Election Form (the “Election Form”), as revised under the amended rights offering terms, are also attached hereto as Exhibits 4.1 and 99.2, respectively. These exhibits reflect the amended rights offering terms described above. The foregoing descriptions of the Press Release, the Rights Certificate and the Election Form do not purport to be complete and each are qualified in their entirety by reference to the full text of the Press Release, the Rights Certificate and the Election Form, copies of which are filed as Exhibits 99.1, 4.1 and 99.3, respectively, to this Current Report on Form 8-K and are incorporated in this Item 8.01 by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

3.1	Revised Certificate of Amendment to Actinium’s Certificate of Incorporation, as amended, filed with the Secretary of State of the State of Delaware on February 26, 2018
4.1	Revised Form of Non-Transferable Subscription Rights Certificate.
99.1	Press Release of Actinium Pharmaceuticals, Inc., dated February 26, 2018.
99.2	Revised Form of Beneficial Owner Election Form.

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Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 26, 2018	ACTINIUM PHARMACEUTICALS, INC.

	By:	/s/ Sandesh Seth
	Name:	Sandesh Seth
	Title:	CEO & Chairman

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